Project Jefferson October 2007 Discussion Materials STRICTLY CONFIDENTIAL Exhibit (c)(2)

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Project Jefferson: Catterton Offer Progression
On October 22, 2007, the Independent Committee received a proposal letter from
Eddie Lampert and Sears Holdings at $4.00 per share
Catterton Original Offer
10/10/07
Catterton Revised Offer
10/17/07
Catterton Current Offer
10/18/07
Consideration
Closing Conditions;
MAE
Go-Shop
Fiduciary out
Termination Right
Reverse
Break-up Fee
No Vote Break-up -
Fee
Shareholder
Rollover
$6.50 per share in cash, without interest $6.60 per share in cash, without interest $6.70 per share in cash, without interest
Consent to change of control for leases
that require such consent
Bank of America waiver of Change in
Control is in effect
Consent to change of control for leases
that require such consent
Bank of America waiver of Change in
Control is in effect
Working through 11 leases to
eliminate/define scope of condition;
currently remains as a proposed condition
Working with Bank of America to provide
committed financing
No MAE; current Jefferson ask: No bring-
down of MAE rep to closing
20 Days
30 Days with open go-shop provision (i.e.,
Topps)
35 Days with open go-shop provision (i.e.,
Topps)
Subject to matching rights
Subject to matching rights
– to be discussed
Subject to matching rights
–
Catterton proposed 5 business days
to match
5.00% of equity value during go-shop
period or if deal is signed with an
"excluded party" following go-shop period
(plus expense reimbursement); 6.00%
(plus expense reimbursement) otherwise
3.00% of equity value during go-shop
period or if deal is signed with an
"excluded party" following go-shop period
(plus expense reimbursement); 5.00%
(plus expense reimbursement) otherwise
2.50 % of equity value (plus expense
reimbursement) not to exceed 3.00% of
equity value during go-shop period or if
deal is signed with an "excluded party"
following go-shop period; 4.00% (plus
expense reimbursement) otherwise
3.00% of equity value.  Payment of this
fee shall be the sole and exclusive remedy
available to the Company in the event it
suffers any damages for which Buyer is
liable in connection with the execution of
the merger agreement
3.50% of equity value (plus expense
reimbursement)
Fund guarantee of obligations
4.00% of equity value (plus expense
reimbursement)
Fund guarantee of obligations
None
1% of equity value (plus expense
reimbursement)
1% of equity value
7.5 million shares
Institutional shareholder group was not
identified
7.5 million shares
Potential rollover shareholders:
– Gary Friedman 6.7%
– Glenhill Advisors 12.7%
– Palo Alto Investors 10.4%
– Reservoir Capital 6.5%
– Total 36.3%
Additional provisions to be discussed
7.5 million shares
–
Glenhill Advisors and Reservoir Capital
to agree to underwrite all 7.5mm
shares
Potential rollover shareholders:
– Gary Friedman 6.7%
– Glenhill Advisors 12.7%
– Palo Alto Investors 10.4%
– Vardon Capital 9.6%
– Reservoir Capital 6.5%
– Total 45.9%
Additional provisions to be discussed
Break-up Fee

Valuation Matrix
Current Price At Offer
10/23/07
($mm) $2.92 $6.70
Premium to Current Price ($2.92) - 129.5%
Fully Diluted Share Count 38.8 39.8
Equity Value $113.4 $266.8
Plus: Debt (8/4/07) 106.5 106.5
Less: Cash (8/4/07) 2.7 2.7
Total Enterprise Value $217.1 $370.5
Premium Data
1 Month Average $3.17 (7.9%) 111.2%
6 Month Average $4.65 (37.3%) 44.0%
1 Year Average $6.15 (52.6%) 8.9%
52 Week High $9.63 (69.7%) (30.4%)
52 Week Low $2.82 3.5% 137.6%
TEV / LTM Revenue $ 726.0 mm 0.30x 0.51x
TEV / LTM EBITDA $ 16.5 mm 13.2x 22.5x
TEV / 2007E EBITDA (Management) $ 17.9 mm 12.1x 20.7x
TEV / 2007E EBITDA (Wall Street) $ 25.0 mm 8.7x 14.8x
TEV / 2008E EBITDA (Management) $ 27.2 mm 8.0x 13.6x
TEV / 2008E EBITDA (Wall Street) $ 43.0 mm 5.0x 8.6x

Premiums Paid Analysis
Premium¹ to Target Market Price (%)
1 Day Prior 1 Week Prior 4 Weeks Prior
All Transactions (195 Transactions)² 24.1 25.9 29.5
Catterton Offer @ $6.70 129.5 125.6 123.3
Notes:
1   Premiums reflect median premiums.
2 From Securities Data Corporation for select domestic transactions since October 2004 to October 2007 deemed relevant by UBS Investment Bank.
Excluded oil & gas and financial service transactions, transactions between $100 million to $1 billion in equity value.

0.00
2.00
4.00
6.00
8.00
10.00
10/23/06 1/4/07 3/18/07 5/30/07 8/11/07 10/23/07
At Offer = $6.70
Stock Price Performance
Moving Averages:
30-Day: $3.17
60-Day: $3.20
90-Day $3.55
As of October 23, 2007, Jefferson’s stock price is $2.92
Source:     FactSet

Selected Trading Statistics
1
Enterprise Value/ Enterprise Value/
Market Enterprise LTM FY07E FY08E LTM FY07E FY08E P/E P/E/G LT EPS LTM EBITDA
Cap Value Sales Sales Sales EBITDA EBITDA EBITDA FY07E FY08E FY07E FY08E Growth Margin
Company ($mm) ($mm) (x) (x) (x) (x) (x) (x) (x) (x) (x) (x) (%) (%)
Jefferson (Wall Street) @ Market 113 217 0.30 0.29 0.26 13.2 8.7 5.0 nm nm nm nm 33.8 2.3
Jefferson (Management) @ Market 113 217 0.30 0.29 0.29 13.2 12.1 8.0 nm nm nm nm 33.8 2.3
Jefferson (Wall Street) @ $6.70 Bid 267 371 0.51 0.49 0.44 22.5 14.8 8.6 nm nm nm nm 33.8 2.3
Jefferson (Management) @ $6.70 Bid 267 371 0.51 0.50 0.50 22.5 20.7 13.6 nm nm nm nm 33.8 2.3
Home Furnishings / Improvement
Home Depot 52,255 60,874 0.68 0.77 0.75 5.6 6.4 6.3 11.9 12.5 1.0 1.0 12.4 12.1
Lowe's 39,545 43,824 0.91 0.89 0.82 6.8 6.9 6.6 13.3 12.8 0.9 0.8 15.1 13.5
Bed Bath & Beyond 9,087 8,503 1.23 1.19 1.08 8.2 8.1 7.5 15.2 14.1 1.0 0.9 15.1 15.0
Williams-Sonoma 3,286 3,256 0.86 0.82 0.77 6.9 6.8 6.4 15.9 14.6 1.1 1.0 14.4 12.4
Ethan Allen 981 1,037 1.03 0.99 0.94 7.0 6.7 6.4 12.0 11.1 1.4 1.3 8.7 14.7
Mean 0.94 0.93 0.87 6.9 7.0 6.6 13.7 13.0 1.1 1.0 13.1 13.5
Median 0.91 0.89 0.82 6.9 6.8 6.4 13.3 12.8 1.0 1.0 14.4 13.5
Other Specialty Retail - Large Cap
Best Buy 20,092 20,596 0.54 0.52 0.47 8.1 7.4 6.7 14.3 13.3 0.9 0.9 15.3 6.7
Staples 15,906 15,574 0.82 0.80 0.73 8.2 8.0 7.1 15.5 13.7 1.0 0.8 16.3 10.0
Office Depot 5,533 6,058 0.39 0.39 0.37 5.6 5.9 5.6 10.6 10.1 0.8 0.7 13.8 7.0
OfficeMax
2
2,348 2,602 0.29 0.28 0.27 5.7 5.3 5.0 13.0 11.4 0.8 0.7 15.4 5.0
Mean 0.51 0.50 0.46 6.9 6.6 6.1 13.4 12.1 0.9 0.8 15.2 7.2
Median 0.47 0.45 0.42 6.9 6.6 6.1 13.7 12.3 0.9 0.8 15.4 6.9
Other Specialty Retail - Mid Cap
Cabela's 1,351 1,669 0.76 0.70 0.58 8.4 7.0 6.0 14.4 12.2 1.0 0.8 15.1 9.1
Conn's 558 514 0.65 0.61 0.55 6.8 6.5 5.8 12.8 11.6 1.0 0.9 12.8 9.5
Jo-Ann Stores 500 642 0.34 0.34 0.33 8.9 7.2 6.2 32.2 20.9 2.1 1.4 15.0 3.8
hhgregg 499 637 0.57 0.51 0.41 8.6 8.4 7.0 16.4 12.3 0.8 0.6 20.8 6.7
A.C. Moore 333 301 0.51 0.50 0.44 13.5 9.6 6.8 26.9 17.0 1.2 0.8 22.2 3.8
Mean 0.57 0.53 0.46 9.2 7.7 6.4 20.5 14.8 1.2 0.9 17.2 6.6
Median 0.57 0.51 0.44 8.6 7.2 6.2 16.4 12.3 1.0 0.8 15.1 6.7
Overall High 1.23 1.19 1.08 13.5 9.6 7.5 32.2 20.9 2.1 1.4 22.2 15.0
Overall Mean 0.69 0.66 0.61 7.7 7.2 6.4 16.0 13.4 1.1 0.9 15.2 9.2
Overall Median 0.66 0.66 0.56 7.6 7.0 6.4 14.3 12.7 1.0 0.9 15.1 9.3
Overall Low 0.29 0.28 0.27 5.6 5.3 5.0 10.6 10.1 0.8 0.6 8.7 3.8
Notes:
1    As of 10/23/07
2 Adjusted for Securitized Timber Notes

Selected Precedent Transaction Statistics
Notes:
1 Enterprise Value equal to fully diluted equity value plus total debt and minority interest minus cash and cash equivalents (all at book value)
2 Ares acquired 19.9% of the equity; precedent assumes exercise of option for additional 30.2% equity stake at $126.8mm, with equity value grossed up to 100% and includes revolver, CMBS and seller note to Sears
3 Offer price for Brookstone was revised from $20.50 down to $20.00 in July 2005 prior to closing due to weak financial results post transaction announcement
Announcement
Date
Acquiror Target
FD Market
Value
($mm)
EV¹
($mm)
LTM
Sales
(x)
LTM EBITDA
(x)
LTM
EBITDA
Margin (%)
Nov-06 Dick’s Sporting Goods Golf Galaxy 220 210 0.84 10.9 7.7
Jul-06 Leonard Green, Texas Pacific Group PETCO 1,679 1,815 0.89 8.9 10.0
Jun-06 Bain Capital, Blackstone Michaels Stores 6,046 5,604 1.52 11.0 13.8
May-06 PPR Sportsman Guide 265 256 0.88 14.3 6.1
Jan-06 Leonard Green & Partners The Sports Authority 1,021 1,372 0.55 8.3 6.7
Dec-05 Best Buy Pacific Sales Kitchen and Bath Centers na 410 1.28 na na
Nov-05 Ares Management Orchard Supply Hardware
2
na 776 na na na
Nov-05 Apollo Management Linens'n Things 1,292 1,284 0.48 9.1 5.3
Sep-05 Berkshire Partners, Weston Presido Party City 374 363 0.72 13.1 5.5
Apr-05 J.W. Childs, Osim International, Temasek Holdings Brookstone
3
441 402 0.80 8.5 9.4
Jun-03 Bed Bath & Beyond Christmas Tree Shops na 200 0.54 na na
High
6,046 5,604
1.52 14.3 13.8
Mean
1,417 1,154
0.85 10.5 8.1
Median
731 410
0.82 10.0 7.2
Low
220 200
0.48 8.3 5.3
Jefferson @ $6.70 Bid 267 371 0.51 22.5 2.3
2

32.6
Premiums Paid to Retail Precedent Transactions
Premium to Target Market Price (%)
Date Announced Acquiror Target 1 Day Prior 1 Week Prior 4 Weeks Prior
Nov-06 Dick’s Sporting Goods Golf Galaxy 19.0 21.2 40.6
Jul-06 Leonard Green, Texas Pacific Group PETCO 49.1 48.3 57.9
Jun-06 Bain Capital, Blackstone Michaels Stores 29.6 34.2 37.7
May-06 PPR Sportsman Guide 14.8 17.8 18.1
Jan-06 Leonard Green & Partners The Sports Authority 20.0 26.0 20.7
Dec-05 Best Buy Pacific Sales Kitchen and Bath Centers na na na
Nov-05 Ares Management Orchard Supply Hardware na na na
Nov-05 Apollo Management Linens'n Things 7.9 14.9 17.0
Sep-05 Berkshire Partners, Weston Presido Party City 42.5 33.8
Apr-05 J.W. Childs, Osim International, Temasek Holdings Brookstone 28.2 21.8 40.7
Jun-03 Bed Bath & Beyond Christmas Tree Shops na na na
High 49.1 48.3 57.9
Mean 26.4 27.2 33.2
Median 24.1 23.9 35.1
Low 7.9 14.9 17.0
Jefferson @ $6.70 Bid
129.5 125.6 123.3
Source:  Securities Data Corporation

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